Exhibit 99.1 PRESS RELEASE, DATED APRIL 21, 2020, OF ENERSYS

EnerSys Announces Preliminary Unaudited Results for the Fourth Quarter Fiscal 2020

Reading, PA, USA, April 21, 2020 – In our press release of March 24, 2020, EnerSys (NYSE: ENS) announced the withdrawal of its guidance issued February 5, 2020 for the fourth fiscal quarter ending March 31, 2020 due to uncertainty surrounding the impact from the COVID-19 virus and our ability to assess our results due to government actions to limit the spread of the virus which included closure of our global headquarters. In that press release we indicated we would attempt to provide preliminary unaudited results as soon as practical in mid to late April.

While we have not completed our full closing process that includes important and potentially material entries for 1) impairments, 2) taxation, and 3) our business interruption claim, which accounted for $.30 per share of our guidance, we are able to report the following preliminary and unaudited results:

Revenues for the fourth fiscal quarter of approximately $782 million which represented a 3% reduction, excluding currency translation impacts, to the expectation of our now withdrawn guidance originally issued February 5, 2020;

Gross Profit of approximately $195 million or 25% of sales which met our guidance expectation as to the percentage of sales;

Operating expenses were $5 million lower than our guidance expectation resulting principally from lower volume as well as cost saving initiatives implemented in response to the virus; and

Foreign currency losses of $1.5 million, which were not assumed in our guidance.

With respect to the business interruption claim resulting from the fire in our Richmond, KY facility last September, we note that with our employees, our claim consultants and the insurance carrier employees all working remotely in the later part of March, we have not made the progress we had hoped on the claim and the full benefit may be realized beyond our fiscal year ended March 31, 2020.

At March 31, 2020 we had $345 million in cash on hand with nearly $450 million of available and committed liquidity arising from our $700 million revolving credit facility. Our leverage ratio, which must remain less than 3.5x under this facility, was below 2.4x. We are currently in compliance with our credit agreement, which includes the leverage covenant reflected in the $450 million available liquidity referenced above. The outstanding balance on that facility was approximately $100 million.

EnerSys’ balance sheet is well positioned with no significant maturities related to our term loans, revolving credit facility or notes until early in fiscal year 2024. As of March 31, 2020, our net debt was approximately $.9 billion.

Our cash position was strong in the fourth quarter of fiscal 2020, with cash from operations in excess of approximately $75 million, and we are taking further actions to support cash flow.  We are aggressively managing operating costs, reducing net working capital, and targeting at least a 50% reduction to our planned capital expenditures of nearly $100 million for fiscal year 2021.

EnerSys continues to prudently manage its balance sheet and monitor business performance. While EnerSys maintains a share repurchase authorization, we do not plan on utilizing the share repurchase authorization in the present financial environment.

David M. Shaffer, President and Chief Executive Officer of EnerSys stated “I am pleased with our Q4 results in light of the direct adverse impact COVID-19 has had on our factories in China and overall supply chain. Our largest factories around the world have continued to operate given the vital nature of our products in many critical infrastructure markets, including Communications, Information Technology, Defense, Energy and Transportation Systems. Our teams have responded extremely well to the current operating environment, quickly adapting to heightened site safety protocols with many employees working remotely. The global spread of COVID-19 will create both challenges and opportunities for EnerSys, especially in the first half of FY21. Many of our forklift and heavy truck Original Equipment (OEM) customers are just now restarting their factories in Europe and the US after weeks-long shutdowns. Our Communications customers are reprioritizing many of their investments on more immediate network strains, which often require additional EnerSys power and backup technology. While we also expect important Communications projects, including 5G, will experience some delays associated with the pandemic, its importance only grows as more people work, communicate and order goods and services online. Lastly, our Defense business continues to make important strides, with no slowdown expected. EnerSys remains committed to our strategy of delivering highly integrated energy systems, across a common supply chain, to serve the critical power needs of diversified Industrial markets worldwide.”

Financial results reported in this press release are preliminary. Final financial results and other disclosures will be reported in EnerSys’ Annual Report on Form 10-K for the year ended March 31, 2020, and may differ materially from the results and disclosures in this press release due to, among other things, the completion of final audit procedures related to the fiscal year ended March 31, 2020, including, but not limited to, those related to impairments, taxation, business interruption claim, the occurrence of subsequent events, or the discovery of additional information.

EnerSys expects to announce our quarterly dividend at its usual timing in May 2020 and to file its Annual Report on Form 10-K at, or near, our normal time frame in late May and will provide further information at that time.

EDITOR'S NOTE: EnerSys, the global leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Motive power batteries and chargers are utilized in electric forklift trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions including medical, aerospace and defense systems. Outdoor equipment enclosure products are utilized in the telecommunication, cable, utility, transportation industries and by government and defense customers. The company also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. With the recent Alpha acquisition, EnerSys provides highly integrated power solutions and services to broadband, telecom, renewable and industrial customers.

More information regarding EnerSys can be found at http://www.enersys.com.

For more information, contact Steve Heir, Vice President, Corporate Development & Investor Relations, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 610-236-4040 or by emailing investorrelations@enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buy back programs, satisfactory resolution of insurance coverage and claims for both property damage and business interruption, strategy for business interruption, or revenue loss due to the fire at the Richmond, KY facility, are forward-looking statements within the meaning of the Reform Act. Potential risks and uncertainties also include those relating to the duration of the COVID-19 outbreak, and actions that may be taken by governmental authorities to contain the outbreak or to treat its impact. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and reports on Forms 10-Q and Forms 8-K thereafter. No undue reliance should be placed on any forward-looking statements.